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                                                                 Exhibit 10.12



                                                       STOCK SUBSCRIPTION AND
                                             REPURCHASE AGREEMENT dated as of
                                             November 25, 1997, among YOUNG
                                             AMERICA CORPORATION, a Minnesota
                                             corporation (the "Company") and the
                                             other party named on the signature
                                             page hereto (the "Investor").

            The Company has offered to sell certain shares of its v Class A voting common stock, par value $1.00 per share (the "Class A Stock") to the Investor subject to the terms and conditions contained herein, and the Investor has agreed to purchase shares of Class A Stock, subject to the terms and conditions contained herein.

            ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. Purpose; History.

      (a) The Investor is currently, and has for a period of time prior to the date hereof been, an employee of the Company. Prior to the date hereof, the Investor has not held any shares of any class of capital stock of the Company.

      (b) Simultaneous with the execution and delivery hereof, the Company is entering into certain documents including a Recapitalization Agreement among the Company, Jay F. Ecklund ("Ecklund"), certain trusts established for the benefit of certain affiliates of Ecklund (the "Ecklund Trusts" and together with Ecklund, the "Selling Stockholders"), BT Capital Partners, Inc. ("BT"), the Ontario Teachers' Plan Board ("OTPB"), and the other parties named therein (the "Recapitalization Agreement") pursuant to which the Company is (i) redeeming the majority of the shares of outstanding capital stock of the Company held by the Selling Stockholders, and (ii) issuing new shares of capital stock to BT and OTPB such that BT and OTPB will become the new controlling shareholders of the Company.

      (c) In consideration of the commitment made by the Investor to remain employed by the Company following the execution and delivery of the Recapitalization Agreement, BT and OTPB have offered the Investor compensation in the form of this opportunity to purchase shares of Class A Stock. The Company's offer to sell shares of Class A Stock hereby is intended to qualify as an exempt transaction under Rule 701 promulgated under the Securities Act of 1933, as amended.
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2. Authorization of Issuance of the Shares.

            Upon the terms and subject to the conditions hereof, the Company has authorized the issuance at the Closing of __________ shares of Class A Stock to the Investor (the "Shares"). The Class A Stock has the rights and privileges set forth in the Amendment and Restatement of the Articles of Incorporation of the Company (the "Restated Articles") as filed with the Secretary of State of the State of Minnesota on or prior to the date hereof. A copy of the Restated Articles are attached hereto as Exhibit A.

3. Closing.

      The closing of the transactions contemplated hereby (the "Closing") will take place simultaneously with the execution and delivery of this Agreement (the "Closing Date"). The Closing shall take place at the offices of Dorsey & Whitney LLP, Pillsbury Center South, 220 South 6th Street, Minneapolis, Minnesota.

4. Sale and Purchase of Shares.

      At the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the number of shares of Class A Stock set forth beneath the name of such Investor on the signature page hereto.

5. Representations and Warranties of the Investor.

      The Investor represents and warrants to the Company as follows.

5.1. Authorization, Etc.

      (a) Such Investor has full legal right, power and authority to enter into this Agreement and to perform his or her obligations under this Agreement. This Agreement has been duly executed and delivered by the Investor and is the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar Laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at Law). "Laws" means all laws, rules, regulations, statutes, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

      (b) No permit, authorization, consent or approval of or by, or notification of or filing with, any person (governmental or private) is required in connection with the execution or delivery


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by the Investor of, or performance by the Investor of his or her obligations under, this Agreement, other than the actions and filings contemplated by this Agreement.

5.2. Investment by the Investor.

      (a) The Investor (i) is personally familiar with the business of the Company as an employee of the Company (ii) has been furnished with or has had access to the information the Investor has requested from the Company, including without limitation, the "Investor Book" in respect of the Company which book includes (1) three years of historical financial information for the Company,
(2) a discussion of the "risk factors" associated with the Investor's purchase of the Shares and (3) a confidential memorandum discussing the Company prepared by the Company's investment banker, (iii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and (iv) has such knowledge and expertise in financial and business matters and with respect to investments in securities to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. The Investor is aware that his or her purchase of the Shares is highly speculative and he or it is able, without impairing his or her financial condition, to hold such Shares for an indefinite period of time and to suffer a complete loss of his or her investment.

      (b) The Investor recognizes that an investment in the Company involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Shares. The Investor has consulted with his or her legal advisors with respect to the consequences of his or her participation as an Investor of the Company.

      (c) The Investor is acquiring the Shares for his or her own account only for investment and not with a view to the resale or further distribution thereof, nor with any present intention of distributing the same, in any such case in violation of Federal or state securities Laws. The Investor understands that such Shares may only be transferred in compliance with the conditions specified in Sections 4 through 7 of the Stockholders' Agreement dated hereof among the Company, the Investor, BT, OTPB and the other parties named therein (the "Stockholders' Agreement").

      (d) The Investor understands and acknowledges that the offering of the Shares has not been considered or approved by any governmental or other entity.

      (e) The Investor understands that there is no public market for the Shares and that the transferability of the Shares is restricted.


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      (f) The Investor understands that the Shares have not been, and will not upon issuance be, registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise (including under any applicable state securities Laws) by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such Laws, and that the Shares cannot be offered for sale or sold by the Investor or by anyone acting for the Investor's account or on the Investor's behalf without the registration of the Shares and/or the fulfillment of other regulatory requirements.

      (g) The Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

6. Representations and Warranties of the Company.

      The Company hereby represents and warrants to the Investor as follows:

6.1. Authorization; Enforceability.

      The Company has full legal right, power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company contained herein have been duly authorized by all requisite corporate action of the Company and when duly executed and delivered by the Company will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and subject to general principles of equity.

6.2. No Conflict.

            The execution and delivery by the Company of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof, will not (a) violate or conflict with the Restated Articles or the By-laws of the Company, (b) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which the Company or any subsidiary of the Company is a party, or to which they or any of their assets are subject, (c) result in the imposition of any Encumbrance on any asset of the Company or any subsidiary, other than the restrictions set forth in the


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Stockholders' Agreement, or (d) violate or conflict with any Laws. "Encumbrance"
means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party.

6.3. No Consent or Approval Required.

      No consent, approval or authorization of, or declaration to or filing with, any person is required to be made or obtained by the Company or any subsidiary for the valid authorization, execution and delivery by the Company of this Agreement or for the consummation of the transactions contemplated hereby or for the valid authorization, issuance and delivery of the Shares, other than those consents, approvals, authorizations, declarations or filings which have been or will be timely obtained or made, as the case may be.

6.4. Offering Exemption.

            Based on the truth and accuracy of the investment representations made by the Investor in this Agreement, the offering, sale, and issuance of the Shares are exempt from registration under the Securities Act of 1933, as amended ("Securities Act") and the rules and regulations promulgated thereunder and applicable state securities and "blue sky" Laws. the Company has made or will make all requisite filings and has taken or will take all action necessary to comply with such state securities or "blue sky" Laws in connection with the offering, sale and issuance of the Shares.

7. Conditions Precedent to the Obligations of the Investor.

      The respective several obligations of the Investor to purchase and pay for the Shares in accordance with Section 4, are subject to the following conditions precedent.

7.1. Stockholders' Agreement.

      Each of the Company and the other parties thereto shall have executed and delivered the Stockholders' Agreement.

8. Conditions Precedent to the Obligations of the Company.

      The obligation of the Company to issue, sell, and deliver the Shares, in accordance with Section 4, is subject to the following conditions precedent.

8.1. Payment.

      The Investor shall have delivered to the Company the consideration as set forth in Section 4.


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8.2. Stockholders' Agreement.

      Each of the Investor shall have executed and delivered the Stockholders' Agreement.

9. Repurchase Agreement.

9.1. Definitions.

      "Allowed Resignation" means, with respect to any Investor, the termination by the Investor of the Investor's employment with the Company due to circumstances determined by the Board to be "allowed" hereunder; provided, however, that the termination by any Investor of the Investor's employment with the Company shall be an Allowed Resignation if such termination results from (i) the Retirement of the Investor, (ii) the Company's effort without the consent of the Investor to relocate the Investor's employment to a location more than 50 miles from the location of the Investor's employment on the Closing Date or
(iii) a reduction in the base compensation paid to the Investor or a material reduction (such reduction being particular to the Investor) in the aggregate benefits then received by the Investor.

      "Appraisal Procedure", if applicable, means the following procedure to determine the Fair Value Per Share of any security. The Fair Value Per Share shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board and the Selling Investor. If the Board and the Selling Investor are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board and the Selling Investor, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board and no more than three may be named by the Selling Investor. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Selling Investor shall submit to the investment banking firm their respective calculations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own calculation of the valuation amount. The Fair Value Per Share for purposes hereof shall be the average, as


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determined by the investment banking firm, of the (i) valuation amount calculated by the investment banking firm and (ii) that valuation which is the closer to the valuation amount calculated by the investment banking firm (the "Closer Valuation"), as determined by the investment banking firm, from among the valuation amount submitted by the Company and valuation amount submitted by the Selling Investor. The determination of the Fair Value Per Share by such investment banking firm shall be final and binding upon the parties. The fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Fair Value Per Share shall be split among the Company and the Selling Investor with the party that submitted the Closer Valuation paying 20% of such amount and the other party paying the remaining 80%. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates. Any determination of Fair Value Per Share made pursuant to these Appraisal Procedures shall be deemed effective for any purchase of securities that results from any event that occurred or is based upon an event that occurred during the period ending ninety (90) days from the date of such determination.

      "Board" means the Board of Directors of the Company.

      "Cause", with respect to any employee of the Company, shall be determined in good faith by the Board and shall include, without limitation, the following:

            (i) repeated neglect by such employee of any material duties of such employee or the repeated failure or omission by such employee to carry out lawful and reasonable directives from the Board which failures or omissions are, in the reasonable judgment of the Board, willful and deliberate and which failures or omissions are not cured within a reasonable period of time following such employee's receipt of written notice thereof from the Company;

            (ii) any act or acts of personal dishonesty by such employee intended to result in the personal enrichment of such employee at the expense of the Company;

            (iii) any willful and deliberate misconduct on the part of such employee that is materially and demonstrably injurious to the Company;

            (iv) any statement, representation or warranty made by such employee to the Board that is materially false or misleading; and


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            (v) the commitment of a felony by such employee, whether or not such felony is committed against the Company.

      "Fair Value Per Share" means, as to any security, (i) if such security is Publicly Traded, the Market Price of such security and (ii) if such security is not Publicly Traded, the market value thereof as reasonably determined in good faith by the Board, using an appropriate valuation method, assuming an arms-length sale to an independent party (not taking into account any reduction in the value of such security due to such security representing a minority interest in the Company or any discount based upon the illiquidity of such security); provided, however, that if the Selling Investor shall disagree with the valuation made by the Board and such disagreement is not resolved within ten
(10) days of the Board's determination, then Fair Value Per Share shall be determined in accordance with the Appraisal Procedure. Any determination of Fair Value Per Share hereunder shall be made as of the date that the right to repurchase such Shares arises under this Section 9.

      "Market Price" means, as to any security, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case averaged over a period of 30 days consisting of the day as of which Market Price is being determined and the 29 consecutive Business Days prior to such day.

      "Original Cost" means with respect to the repurchase of any Share pursuant to Section 9 hereof, the purchase price originally paid to the Company for such Share pursuant to Section 4 hereof.

      "Publicly Traded" means, with respect to any security, that such security is (i) listed on any domestic securities exchange, (ii) a price quoted in the NASDAQ System, or (iii) has a price quoted by the National Quotation Bureau, Incorporated.

      "Retirement" means, with respect to any Investor, the retirement of the Investor from the Investor's employment with the Company upon the Investor reaching the age of at least 55 years.


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      "Sale Event" means, with respect to any Investor, (i) the death of the
Investor, (ii) the permanent disability of the Investor causing the Investor to permanently cease his or her employment with the Company, (iii) an Allowed Resignation or (iv) a Termination of Employment by the Company other than a Termination for Cause.

      "Selling Investor" means any Investor whose Shares are being repurchased pursuant to this Section 9.

      "Termination of Employment" means, with respect to any Investor, the termination by the Company of the Investors employment with the Company.

      "Termination for Cause" means, with respect to any Investor, the termination by the Company of the Investors employment with the Company for Cause.

9.2. Repurchase at Investor's Option.

      (a) The Investor shall have the option following the occurrence of a Sale Event and for the applicable period set forth below, to cause the Company to purchase from the Investor all (but not less than all) of the Shares then held by the Investor. The period following the occurrence of a Sale Event during which the Investor shall have such option shall be:

            (i) in the case of the death of such Investor, 180 days;

            (ii) in the case of the permanent disability of such Investor, 60 days following the final determination of such disability; and

            (iii) in the case of an Allowed Resignation or a Termination of Employment by the Company other than a Termination for Cause, 30 days.

      (b) If the Company shall receive a valid request pursuant to Section 9.2(a) hereof, the Company shall within 45 days of such receipt, purchase from the requesting Investor all of the Shares then held by the Investor in the manner set forth in Section 9.4.

9.3. Repurchase at Company's Option.

      (a) The Company shall have the option, for a period of 45 days following any Sale Event, to purchase from the Investor all (but not less than all) of the Shares then held by the Investor in the manner set forth in Section 9.4.


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      (b) The Company shall have the option, for a period of 45 days following the Termination for Cause of any Investor or the termination by the Investor of the Investor's employment with the Company for any reason (other than a Sale Event) that does not constitute an Allowed Resignation, to purchase from the Investor all (but not less than all) of the Shares then held by the Investor in the manner set forth in Section 9.4.

9.4. Procedures for Repurchase.

      (a) Any repurchase of Shares by the Company pursuant to Section 9.2 or 9.3(a) hereof shall be made at a purchase price per Share equal to the Fair Value Per Share.

      (b) Any repurchase of Shares by the Company pursuant to Section 9.3(b) hereof shall be at (i) a purchase price equal to the Fair Market Value Per Share provided that the Investor whose Shares are being repurchased shall enter into a Non-Competition Agreement with the Company containing the terms set forth on the Exhibit B attached hereto or, (ii) in the absence of such an agreement, at a purchase price equal to the lesser of (x) the Original Cost or (y) the Fair Value Per Share.

      (c) The purchase price for any repurchase of Shares by the Company shall be paid in cash (to the extent allowed by the Company's agreements with its lenders) due upon the surrender of the Shares being repurchased. If the Company shall not be able to pay the full purchase price in cash upon the surrender of the Shares being repurchased, the Company shall pay at least 50% of such amount due with the remainder payable in the form of a note of the Company that shall bear interest at a market rate and which shall have a maximum term of three years.

10. Parties in Interest; Assignment.

      This Agreement shall bind and inure to the benefit of the Company, the Investor, and to the respective successors and permitted assigns of the Company and the Investor.

11. Duration of Agreement.

      This Agreement shall terminate upon the earlier of the completion of an Approved Sale and a Qualified Public Offering (each as defined within the Stockholders' Agreement).

12. Entire Agreement.

      This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and


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understandings, oral or written, among the parties with respect to their subject matter.

13. Notices.

      All notices, claims, certificates, requests, demands and other communications to any party shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed to such party at the address set forth below or as may hereafter be designated in writing by such party to the other parties at the address shown below (or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith):

      (a) if to the Company, to:

            Young America Corporation
            c/o BT Capital Partners, Inc.
            130 Liberty Street
            Mail Stop 2255
            New York, New York 10006
            Telephone: (212) 250-8412
            Telecopy: (212) 250-7651
            Attention: Richard Gersten;

          with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            41st Floor
            New York, New York 10112
            Telephone: 212-408-2400
            Telecopier: 212-408-2420
            Attention:  John M. Scott; and


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            Debevoise & Plimpton
            875 third Avenue
            New York, New York 10022
            Telephone: 212-909-6000
            Telecopy: 212-909-6836
            Attention: Franci J. Blassberg

      (b) if to an Investor, to the Investor at his or her address set forth the signature page hereto.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch, (iii) in the case of telecopy transmission, on the date of such delivery, and (iv) in the case of mailing, on the fifth business day after the posting thereof.

14. Amendments.

      The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to the prior written consent of the Company and the Investor.

15. Counterparts.

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

16. Headings.

      The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Governing Law.

      This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule thereof.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Subscription Agreement as of the date first above written.

                                       YOUNG AMERICA CORPORATION


                                       By: /s/ Charles D. Weil
                                          --------------------------------------
                                          Name: Charles D. Weil
                                          Title: President

                                       INVESTOR:


                                       /s/ L. Kula
                                       -----------------------------------------
                                               (Signature of Investor)

                                       $60,000.00
                                       -----------------------------------------
                                       Amount of Commitment

                                       2,757
                                       -----------------------------------------
                                       Number of Shares

                                       LUDWIK JOSEPH KULAS
                                       -----------------------------------------

                                       8148 LEE AVENUE NORTH
                                       -----------------------------------------

                                       BROOKLYN PARK, MN 55443
                                       -----------------------------------------

                                       612-566-6364
                                       -----------------------------------------

                                       612-467-1722
                                       -----------------------------------------
                                              Please print Name, Address,
                                              Phone and Facsimile Numbers.